Exhibit 99.1
Form 4 — Continuation Sheet — Joint Filer Information
This Statement on Form 4 is filed by Vista Equity Partners Fund III GP, LLC, VEFIIGP, LLC, Robert F. Smith, and Vista Equity Partners Fund III, L.P. The principal business address of each of the Reporting Persons is c/o Vista Equity Partners, 150 California Street, 19th Floor, San Francisco, California 94111.
Name of Designated Filer: Vista Equity Partners Fund III GP, LLC
Date of Event Requiring Statement: October 16, 2008
Issuer Name and Ticker or Trading Symbol: SumTotal Systems, Inc. (SUMT)
IN WITNESS WHEREOF, the undersigned hereby attach their signatures to this Exhibit 99.1 to the Statement of Form 4 as of October 20, 2008.

VISTA EQUITY PARTNERS FUND III GP, LLC
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill, Attorney-in-Fact

VEFIIGP, LLC
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill, Attorney-in-Fact

ROBERT F. SMITH
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill, Attorney-in-Fact

VISTA EQUITY PARTNERS FUND III, L.P.
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill, Attorney-in-Fact